Exhibit 99.B(h)(1)(b)

SCHEDULE D

TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
BETWEEN VCM THE VICTORY PORTFOLIOS AND THE VICTORY VARIABLE
INSURANCE FUNDS

TRUSTS AND FUNDS

The Victory Portfolios

1.             Balanced Fund, Classes A, C, I and R Shares

2.             Core Bond Fund, Classes A and I Shares

3.             Diversified Stock Fund, Classes A, C, I and R Shares

4.             Established Value Fund, Classes A and R Shares

5.             Federal Money Market Fund, Investor and Select Shares

6.             Financial Reserves Fund, Class A Shares

7.             Focused Growth Fund, Classes A, C and R Shares

8.             Fund for Income, Classes A, C and R Shares

9.             Government Reserves Fund, Trust and Select Shares

10.           Institutional Money Market Fund, Investor and Select Shares

11.           International Fund Classes A and C

12.           International Select Fund Classes A and C

13.           Investment Grade Convertible Fund, Classes A and I Shares

14.           National Municipal Bond Fund, Class A Shares

15.           Ohio Municipal Bond Fund, Class A Shares

16.           Ohio Municipal Money Market Fund, Class A Shares

17.           Prime Obligations Fund, Class A Shares

18.           Small Company Opportunity Fund, Classes A, I and R Shares

19.           Special Value Fund, Classes A, C, I and R Shares

20.           Stock Index Fund, Classes A and R Shares

21.           Tax-Free Money Market Fund, Class A Shares

22.           Value Fund, Classes A, C, I and R Shares

The Victory Variable Insurance Funds

1.             Diversified Stock Fund

As of October 22, 2008.